Exhibit 99.1 (N)(2)

We consent to the use in this Registration Statement (No.333-149374) on Form N-2 (Amendment No. 1) of Franklin Square Investment Corporation of our report dated March 25, 2008, relating to our audit of the balance sheet, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
Blue Bell, PA
April 28, 2008